EXHIBIT 99.1

Darden Restaurants Reports Fiscal 2020 Second Quarter Results;
Declares Regular Quarterly Dividend;
And Reaffirms Financial Outlook For The Full Fiscal Year

ORLANDO, Fla., December 19, 2019 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the second quarter ended November 24, 2019.

Second Quarter 2020 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year

•	Total sales increased 4.2% to $2.06 billion driven by the addition of 37 net new restaurants and a blended same-restaurant sales increase of 2.0%

•	Same-restaurant sales by brand:

+1.5% for Olive Garden	-1.2% for Cheddar's Scratch Kitchen
+6.7% for LongHorn Steakhouse	+0.7% for Yard House
+1.8% for The Capital Grille	-3.5% for Seasons 52
+0.5% for Eddie V’s	-3.4% for Bahama Breeze

•	Reported diluted net earnings per share from continuing operations decreased 77.2% to $0.21 compared to last year's reported diluted net earnings per share

•
Adjusted diluted net earnings per share from continuing operations increased 21.7% to $1.12 compared to last year's reported diluted net earnings per share, after excluding $0.91 of adjustments primarily related to the termination of our defined benefit pension plan*

•	The Company repurchased approximately $136 million of its outstanding common stock
* See "Non-GAAP Information" below for more details

"We had a good quarter with continued same-restaurant sales growth outpacing the casual dining industry benchmarks, especially at LongHorn," said CEO Gene Lee. "We continue to see that consumers are willing to visit brands with compelling value and strong guest experiences."

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Beginning in fiscal 2020, our calculation of segment profit now excludes non-cash real estate related expenses. Fiscal 2019 segment profit has been restated to conform to the current year presentation.

	Q2 Sales			Q2 Segment Profit
($ in millions)	2020	2019	% Change	2020	2019	% Change
Consolidated Darden	$2,056.4	$1,973.4	4.2%
Olive Garden	$1,023.6	$998.1	2.6%	$190.3	$183.5	3.7%
LongHorn Steakhouse	$447.3	$412.6	8.4%	$71.9	$67.1	7.2%
Fine Dining	$154.8	$146.7	5.5%	$30.4	$28.9	5.2%
Other Business	$430.7	$416.0	3.5%	$47.7	$51.0	(6.5)%
	YTD Sales			YTD Segment Profit
($ in millions)	2020	2019	% Change	2020	2019	% Change
Consolidated Darden	$4,190.3	$4,034.8	3.9%
Olive Garden	$2,113.8	$2,050.1	3.1%	$419.2	$400.5	4.7%
LongHorn Steakhouse	$897.5	$842.9	6.5%	$146.4	$138.6	5.6%
Fine Dining	$291.1	$276.7	5.2%	$50.7	$49.1	3.3%
Other Business	$887.9	$865.1	2.6%	$112.1	$119.0	(5.8)%

U.S. Same-Restaurant Sales Results

	Q2
	Olive Garden	LongHorn Steakhouse
Same-Restaurant Sales	1.5%	6.7%
Same-Restaurant Traffic	(1.2)%	3.2%
Pricing	2.0%	1.9%
Menu-mix	0.7%	1.6%

Dividend Declared
Darden's Board of Directors declared a regular quarterly cash dividend of $0.88 per share on the Company's outstanding common stock. The dividend is payable on February 3, 2020 to shareholders of record at the close of business on January 10, 2020.

Share Repurchase Program
During the quarter, the Company repurchased approximately 1.2 million shares of its common stock for a total cost of approximately $136 million. Fiscal year-to-date, the Company repurchased approximately 2.0 million shares of its common stock for a total cost of approximately $231 million. As of the end of the fiscal second quarter, the Company had approximately $390 million remaining under the current $500 million repurchase authorization.

Fiscal 2020 Financial Outlook
The Company reaffirmed all aspects of its financial outlook for fiscal 2020:

•	Total sales growth of 5.3% to 6.3%, including approximately 2% growth related to the 53rd week

•	Same-restaurant sales growth of 1% to 2%

•	Approximately 50 gross and 44 net new restaurant openings

•	Total capital spending of $450 to $500 million

•	Total inflation of approximately 2.5%

•	Effective tax rate of 10% to 11%

•	Adjusted diluted net earnings per share from continuing operations of $6.30 to $6.45 including*:

•	Approximately $0.15 related to the addition of the 53rd week

•	Approximately -$0.05 related to the implementation of ASC-842 Lease Accounting

•	Approximately 124 million weighted average diluted shares outstanding
* See "Non-GAAP Information" below for more details

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, December 19 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/32441 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-833-470-0145 and enter passcode 2499409. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ 185,000 team members in more than 1,700 restaurants. Together, we create memorable experiences for nearly 390 million guests each year in communities across North America. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, risks relating to public policy changes and federal, state and local regulation of our business, litigation, unfavorable publicity, an inability or failure to manage the accelerated impact of social media, the inability to cancel long-term, non-cancelable leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, changing consumer preferences, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment, energy prices and interest rates, disruptions in the financial and credit markets, risks of doing business with franchisees and licensees, risks of doing business with business partners and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or treaties, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles ("GAAP"), such as adjusted diluted net earnings per share from continuing operations. The Company's management uses these non-GAAP measures in its analysis of the Company's performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company's businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q2 Reported to Adjusted Earnings Reconciliation
	Q2 2020				Q2 2019
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$(6.2)	$(31.6)	$25.4	$0.21	$135.3	$19.4	$115.9	$0.92
% Change vs Prior Year				(77.2)%
Adjustments:
Pension settlement charge[1]	147.1	36.2	110.9	0.90	—	—	—	—
International structure simplification	6.2	4.1	2.1	0.01	—	—	—	—
Adjusted Earnings from Continuing Operations	$147.1	$8.7	$138.4	$1.12	$135.3	$19.4	$115.9	$0.92
% Change vs Prior Year				21.7%
1As disclosed in our fiscal 2019 Form 10-K, in April 2018, our Benefit Plans Committee approved the termination of our primary non-contributory defined benefit pension plan.  In November of fiscal 2020 the benefit obligation to plan participants was settled, resulting in a pension settlement charge.

Reconciliation of Fiscal 2020 Reported to Adjusted Earnings Outlook
Reported diluted net earnings per share from continuing operations	$5.39	to	$5.54
Pension settlement charge	0.90		0.90
International structure simplification	0.01		0.01
Adjusted diluted net earnings per share from continuing operations	$6.30	to	$6.45

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	11/24/19	11/25/18
Olive Garden[1]	867	858
LongHorn Steakhouse	518	510
Cheddar's Scratch Kitchen	166	158
Yard House	79	75
The Capital Grille[2]	59	58
Seasons 52	45	42
Bahama Breeze	42	41
Eddie V's	23	20
Darden Continuing Operations	1,799	1,762
[1]Includes six locations in Canada.
[2]Includes one The Capital Burger restaurant.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	11/24/2019	11/25/2018	11/24/2019	11/25/2018
Sales	$2,056.4	$1,973.4	$4,190.3	$4,034.8
Costs and expenses:
Food and beverage	583.0	563.3	1,186.3	1,146.6
Restaurant labor	692.3	662.4	1,396.1	1,341.7
Restaurant expenses	375.6	361.0	748.0	718.9
Marketing expenses	66.3	58.0	135.0	124.5
General and administrative expenses	91.3	95.1	189.3	199.6
Depreciation and amortization	87.6	82.8	173.8	163.5
Impairments and disposal of assets, net	0.1	2.7	0.1	2.8
Total operating costs and expenses	$1,896.2	$1,825.3	$3,828.6	$3,697.6
Operating income	160.2	148.1	361.7	337.2
Interest, net	13.1	12.8	24.2	25.9
Other (income) expense, net	153.3	—	153.3	—
Earnings before income taxes	(6.2)	135.3	184.2	311.3
Income tax expense (benefit)	(31.6)	19.4	(13.0)	26.5
Earnings from continuing operations	$25.4	$115.9	$197.2	$284.8
Losses from discontinued operations, net of tax expense (benefit) of $(0.7), $0.7, $(0.9) and $(0.4), respectively	(0.7)	(0.3)	(1.9)	(3.0)
Net earnings	$24.7	$115.6	$195.3	$281.8

Basic net earnings per share:
Earnings from continuing operations	$0.21	$0.94	$1.61	$2.30
Losses from discontinued operations	(0.01)	(0.01)	(0.02)	(0.03)
Net earnings	$0.20	$0.93	$1.59	$2.27
Diluted net earnings per share:
Earnings from continuing operations	$0.21	$0.92	$1.59	$2.26
Losses from discontinued operations	(0.01)	—	(0.02)	(0.02)
Net earnings	$0.20	$0.92	$1.57	$2.24
Average number of common shares outstanding:
Basic	122.2	123.9	122.5	123.9
Diluted	123.7	125.8	124.1	125.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	11/24/2019	5/26/2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$157.3	$457.3
Receivables, net	56.8	88.3
Inventories	212.2	207.3
Prepaid income taxes	42.9	41.6
Prepaid expenses and other current assets	66.3	98.1
Total current assets	$535.5	$892.6
Land, buildings and equipment, net	2,730.6	2,552.6
Operating lease right-of-use assets	4,029.0	—
Goodwill	1,199.4	1,183.7
Trademarks	950.8	950.8
Other assets	297.4	313.1
Total assets	$9,742.7	$5,892.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$340.2	$332.6
Accrued payroll	137.1	175.3
Accrued income taxes	11.0	11.6
Other accrued taxes	60.8	54.2
Unearned revenues	390.3	428.5
Other current liabilities	618.1	471.9
Total current liabilities	$1,557.5	$1,474.1
Long-term debt	928.2	927.7
Deferred income taxes	182.1	156.9
Operating lease liability - non-current	4,306.2	—
Deferred rent	—	354.4
Other liabilities	495.0	587.1
Total liabilities	$7,469.0	$3,500.2
Stockholders’ equity:
Common stock and surplus	$1,690.0	$1,685.0
Retained earnings	584.5	806.6
Accumulated other comprehensive income (loss)	(0.5)	(98.2)
Unearned compensation	(0.3)	(0.8)
Total stockholders’ equity	$2,273.7	$2,392.6
Total liabilities and stockholders’ equity	$9,742.7	$5,892.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	11/24/2019	11/25/2018
Cash flows—operating activities
Net earnings	$195.3	$281.8
Losses from discontinued operations, net of tax	1.9	3.0
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	173.8	163.5
Stock-based compensation expense	28.0	31.6
Pension settlement charge	147.1	—
Change in current assets and liabilities and other, net	(103.0)	(46.0)
Net cash provided by operating activities of continuing operations	$443.1	$433.9
Cash flows—investing activities
Purchases of land, buildings and equipment	(256.5)	(233.0)
Proceeds from disposal of land, buildings and equipment	4.3	0.8
Cash used in business acquisitions, net of cash acquired	(37.0)	—
Purchases of capitalized software and changes in other assets, net	(20.5)	(9.6)
Net cash used in investing activities of continuing operations	$(309.7)	$(241.8)
Cash flows—financing activities
Proceeds from issuance of common stock	14.8	41.7
Dividends paid	(215.7)	(186.0)
Repurchases of common stock	(230.9)	(92.3)
Proceeds from issuance of short-term debt, net	—	45.0
Principal payments on capital and financing leases	(2.5)	(3.2)
Other, net	0.5	0.1
Net cash used in financing activities of continuing operations	$(433.8)	$(194.7)
Cash flows—discontinued operations
Net cash provided by (used in) operating activities of discontinued operations	0.4	(4.6)
Net cash provided by (used in) discontinued operations	$0.4	$(4.6)

Decrease in cash and cash equivalents	(300.0)	(7.2)
Cash and cash equivalents - beginning of period	457.3	146.9
Cash and cash equivalents - end of period	$157.3	$139.7